Exhibit 32.1

CERTIFICATIONS  PURSUANT TO THE SARBANES-OXLEY ACT

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Robert J. Evans, director and secretary/treasurer of Silver Butte Company (formerly Silver Butte Mining Company) (the “Company”) do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.

This Quarterly Report on Form 10-QSB of the Company for the period ended May 31, 2004 as filed with the Securities and Exchange Commission (the “report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 29, 2004

By    /s/ Robert J. Evans

         Robert J. Evans, Secretary/Treasurer and Director